Exhibit 99.2

Earnings Conference Call 1st Quarter 2010 Supplemental Slides April 26, 2010

Consolidated Margin Variance Allocations 1ST Quarter 2010 vs. 2009 (dollars in thousands) 155.4% (25.8%) (30.5%) 0.9% 100.0% $32,630 ($5,411) ($6,422) $196 $20,993

Reconciliation of Non-GAAP Financial Measures Gross Margin (dollars in thousands) NVE Consolidated % Change from 2010 2009 Prior Year Operating Revenues $716,969 $755,267 -5.1% Energy Costs: Fuel for power generation 221,619 230,104 Purchased Power 107,363 125,387 Gas purchased for resale 65,559 70,272 Deferred energy - net 17,566 45,635 412,107 471,398 -12.6% Gross Margin $304,862 $283,869 7.4% Other operating expenses 109,106 114,677 Maintenance 25,729 34,400 Depreciation and amortization 80,948 78,048 Taxes other than income 16,173 14,647 Operating Income $72,906 $42,097 73.2%

Retail Electric Sales Volume by Customer Class Southern Territory MWh 4,086 3,789 4,002 4,194 4,121 4,293

Retail Electric Sales Volume by Customer Class Northern Territory 2,296 2,069 2,151 2,150 1,980 1,960

Residential Electric Customer Growth - 1st Quarter 2010 1.5% 5.0% 0.6% 2.2% 0.0% 2.7% 3.3% 1.2% -0.2% -0.4%